EXHIBIT 99.0



FOR IMMEDIATE RELEASE                          CONTACT: Glenn Bozarth
May 17, 2000                                            Mattel, Inc.
                                                        (310) 252-3521



MATTEL NAMES ROBERT A. ECKERT CHAIRMAN AND CHIEF EXECUTIVE OFFICER
------------------------------------------------------------------

LOS ANGELES, May 17, 2000 - Mattel, Inc. (NYSE:MAT) today announced that its Board of Directors has unanimously elected
Robert A. Eckert chairman and chief executive officer, effective immediately. Mr. Eckert was formerly president and chief executive officer of Kraft Foods, Inc., the largest packaged food company in North America.

William D. Rollnick, who had been Mattel's chairman, said "Bob Eckert combines all the attributes that we believe our chairman and CEO should possess. At Kraft, he clearly demonstrated his leadership, successfully managing a business with $17.5 billion in revenues for 1999, while increasing its sales and profits through leveraging the growth of existing brands and by introducing and building popular and profitable new products that have become branded staples."

Mr. Rollnick continued, "Bob Eckert has vast expertise in running complex operations, and supervising an innovative and entrepreneurial management team. He has a clear understanding of what consumers around the world want, and of being able to market effectively both to children and parents."

Mr. Rollnick concluded, "Mr. Eckert was our first and only choice for this post. He will give our company a clear vision about the direction of the business and he is a stickler on execution. He has shown his ability to drive both top-line growth and profitability through using power brands, marketing, new product innovation, and cost compression. The entire Board feels very confident about Bob's ability and about Mattel's future."

Mr. Eckert said, "I am excited about the opportunity to join Mattel. I am looking forward to working with Mattel's fine management to capitalize on this great company's tremendous brands and products. I am also extremely impressed with the presidents of our three major business units, Adrienne Fontanella, president of Barbie and Girls' products, Matt Bousquette, president of Boys and Entertainment, and Neil Friedman, president of Infant and Preschool, and will work with them to build sustainable growth that will benefit our shareholders."


                             -more-

2-2-2-2-2



In October 1997, Mr. Eckert was appointed Chief Executive Officer of Kraft Foods, Inc. Prior to that, Mr. Eckert was group vice president, Kraft Foods, Inc., a position in which he was responsible for operations; sales and customer service;
technology; marketing services; Oscar Mayer; and foodservice.

Mr. Eckert joined Kraft Foods, Inc. in 1977 and has held numerous positions at the company, including president, Oscar Mayer, executive vice president and general manager, Cheese and vice president, marketing Refrigerated Foods. Prior to joining Kraft, he received an MBA from Northwestern University's Kellogg Graduate School of Management and a Bachelor of Science degree from the University of Arizona.

Mattel also announced today that with the appointment of a new chairman and chief executive officer, Mr. Rollnick has stepped down as chairman, and Ron Loeb has stepped down as acting chief executive officer. "All of the Board want to express our thanks to Ron Loeb for his great service to Mattel during these past four months," said Mr. Rollnick.

Mattel, Inc. is a worldwide leader in the design, manufacture and marketing of family products. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 foreign countries and sells its products in more than 150 nations throughout the world.



Note:
Forward-looking statements included in this release with respect to the financial condition, results of operations and business of the company, which include, but are not limited to sales levels, restructuring and integration charges, special charges, other non-recurring charges, cost savings, operating efficiencies and profitability, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation: the company's dependence on the timely development, introduction and customer acceptance of new products; significant changes in buying patterns of major customers; possible weaknesses of international markets; the impact of competition on revenues and margins; the effect of currency fluctuations on reportable income; unanticipated negative results of litigation, governmental proceedings or environmental matters; and other risks and uncertainties as may be detailed from time to time in the company's public announcements and SEC filings.



                              -###-